Exhibit 8.1

April 29, 2016

Equinox Frontier Funds

c/o Equinox Fund Management, LLC,

its Managing Owner

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

Ladies and Gentlemen:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of Pre-Effective Amendment No. 4 to the Registration Statement on Form S-1, filed with the SEC on or about April 29, 2016 (the “Registration Statement”), of Equinox Frontier Funds, a Delaware statutory trust formed on August 8, 2003 (the “Trust”) with respect to Equinox Frontier Diversified Fund, Equinox Frontier Masters Fund, and Equinox Frontier Long/Short Commodity Fund, as series formed under the Trust (collectively, the “Funds”), to which this letter is included as an exhibit as well as the information in the Prospectus included in the Registration Statement under the heading “U.S. FEDERAL INCOME TAX CONSEQUENCES.”. The Registration Statement relates to the registration under the Securities Act of the units of beneficial interest of the Trust referenced in the Registration Statement (“Units”) and the sale from time to time of such Units pursuant to Rule 415 under the Securities Act.

In connection with the filing of the Registration Statement, you have requested our opinions concerning (i) the classification for U.S. Federal income tax purposes of the Trust and each Fund as a partnership; (ii) whether the Trust and each Fund would be treated as a publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes; and (iii) whether the information in the Registration Statement under the heading “U.S. FEDERAL INCOME TAX CONSEQUENCES,” to the extent such information consists of definitive statements of law and legal conclusions, and subject to the limitations and qualifications set forth therein, constitutes a fair and accurate summary, as of the date of the Registration Statement, of the material United States federal income tax consequences of the acquisition, ownership and disposition of Units in the Trust to an individual who is, for U.S. federal income tax purposes, a citizen or resident of the United States.

In formulating our opinions, we have examined and relied on the Registration Statement; originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of officers and other representatives of the Trust, as well as such other documents, records and instruments as we have deemed necessary in order to enable us to render the the opinions expressed herein. For purposes of our opinions, we have not made an independent investigation of the facts set forth in any such document. We have assumed that the information presented therein accurately and completely describes all material facts relevant to our opinions. No facts have come to our attention that

Equinox Frontier Funds

April 29, 2016

would cause us to question the accuracy or completeness of such facts or documents in a material way.

In our examination of the foregoing documents, we have assumed, with your consent, that all documents reviewed by us are original documents, or true and accurate copies of original documents, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, as well as the authenticity of the originals of such copies, and have not been subsequently amended; the signatures of each original document are genuine; each party who executed the document had proper authority and capacity; all representations and statements set forth in such documents are true and correct; and all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

In rendering these opinions, we have assumed that the transactions contemplated by the foregoing documents have been consummated in accordance with the provisions thereof, and that such documents accurately reflect the material facts of such transactions. In addition, these opinions are based upon the assumption that the Trust will operate in the manner described in its organizational documents and in the Registration Statement, and all terms and provisions of such agreements and documents have been and will continue to be complied with. As to any facts material to the opinions expressed in this letter that we did not establish or verify, we have relied upon statements and representations of Equinox Fund Management, LLC, in its capacity as the Trust’s managing owner, the Trust and their respective officers and other representatives (without regard to any qualification or limitation as to knowledge or belief).

Our opinions expressed herein are based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, interpretations of the Code and such regulations by the courts and the Internal Revenue Service (the “Service”), all as they are in effect and exist at the date of this letter. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could adversely affect our conclusions. Moreover, our opinions represent only our legal judgment based on current law and the facts as referred to above, and have no binding effect on the Service or the courts. The Service may take a position contrary to any of our opinions, and if any such matter is litigated, a court may reach a decision contrary to such opinion.

Further, the opinion set forth above represents our conclusions based upon the assumptions, documents, facts and representations referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such assumptions or representations could affect the accuracy of our opinion. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter and the certificates and other statements of officers and other representatives of the Trust.

Equinox Frontier Funds

April 29, 2016

Based upon the foregoing, it is our opinion that:

(1)	If the Trust is treated as an entity for United States federal income tax purposes, then it will be classified as a partnership for such purposes and if each Fund is treated as an entity for United States federal income tax purposes, then each Fund will be classified as a partnership for such purposes.

(2)	If at least 90% of the gross income of each Fund has always constituted, and will continue to constitute “qualifying income” within the meaning of Section 7704(d) of the Code, then (a) if the Trust is treated as an entity for United States federal income tax purposes, it will not be treated as a publicly traded partnership taxable as a corporation for such purposes and (b) if each Fund is treated as an entity for United States federal income tax purposes, no Fund will be treated as a publicly traded partnership taxable as a corporation for such purposes.

(3)	The information included in the Registration Statement under the heading “U.S. FEDERAL INCOME TAX CONSEQUENCES,” constitutes a fair and accurate summary, as of the date of the Registration Statement, of the material United States federal income tax consequences of the acquisition, ownership and disposition of Units in the Trust to an individual who is, for U.S. federal income tax purposes, a citizen or resident of the United States.

Other than as expressly stated above, we express no opinion regarding any matter other than the U.S. federal income tax matters explicitly addressed herein, and no opinions are intended to be implied or inferred beyond the opinions expressly stated herein or contemplated by the Registration Statement. Moreover, our opinions are rendered as of the date hereof and we assume no obligation to update or supplement this letter or any matter related to this letter to reflect any change of fact, circumstance or law after the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue. This letter has been prepared in connection with the Registration Statement and shall not be used or referred to for any purpose without our prior written consent. However, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the caption “U.S. FEDERAL INCOME TAX CONSEQUENCES” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Dechert LLP